Exhibit 10.3

this instrument prepared by and when recorded return to: Nelson Mullins Riley & Scarborough LLP 100 North Tryon Street, 42nd Floor Charlotte, North Carolina 28202 Attn: D. Shane Gunter, Esq.
(SPACE ABOVE THIS LINE FOR RECORDER’S USE)

PALMER-MAPLETREE LLC

(Mortgagor)

to

NATIXIS REAL ESTATE CAPITAL LLC

(Mortgagee)

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS

AND SECURITY AGREEMENT

Dated:	July 28, 2015

Property Location:	21 Wilbraham Street, Palmer, Massachusetts
Hampden County

THIS INSTRUMENT AFFECTS REAL AND PERSONAL PROPERTY SITUATED IN THE TOWN OF PALMER COUNTY OF HAMPDEN, COMMONWEALTH OF MASSACHUSETTS, KNOWN BY THE STREET ADDRESS OF 21 WILBRAHAM STREET, PALMER, MASSACHUSETTS.

THIS INSTRUMENT IS TO BE FILED AND INDEXED IN THE REAL ESTATE RECORDS.

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS

AND SECURITY AGREEMENT

This MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (this “Security Instrument”), made as of July 28, 2015, by PALMER-MAPLETREE LLC, a Delaware limited liability company, having an office at 1430 Broadway, Suite 503, New York, New York 10018, as mortgagor (“Borrower”), to NATIXIS REAL ESTATE CAPITAL LLC, a Delaware limited liability company, having an address at 1251 Avenue of the Americas, New York, New York 10020, as mortgagee (together with its successors and assigns, hereinafter referred to as “Lender”).

Borrower and Lender have entered into that certain Loan Agreement, dated as of the date hereof (as amended, modified, restated, consolidated, replaced or supplemented from time to time, the “Loan Agreement”), pursuant to which Lender is making a secured loan to Borrower in the aggregate original principal amount of $1,750,000.00 (the “Loan”). Capitalized terms used herein without definition are used as defined in the Loan Agreement. The Loan is evidenced by that certain Promissory Note, dated the date hereof, made by Borrower to Lender in such principal amount (as the same may be amended, modified, restated, severed, consolidated, renewed, replaced, or supplemented from time to time, the “Note”).

To secure the payment of the Note and all sums which may or shall become due hereunder or under any of the other documents evidencing, securing or executed in connection with the Loan (the Note, this Security Instrument, the Loan Agreement and such other documents, as any of the same may, from time to time, be modified, amended, restated, replaced or supplemented, being hereinafter collectively referred to as the “Loan Documents”), including (i) the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy (whether or not a claim is allowed against Borrower for such interest or other amounts in any such bankruptcy proceeding) or the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code (the “Bankruptcy Code”), and (ii) the costs and expenses of enforcing any provision of any Loan Document (all such sums being hereinafter collectively referred to as the “Debt”), Borrower hereby irrevocably mortgages, grants, bargains, sells, conveys, transfers, pledges, sets over and assigns, and grants a security interest, to and in favor of Lender, WITH POWER OF SALE, all of Borrower’s right, title and interest in and to the land described in Exhibit “A” (the “Premises”), and the buildings, structures, fixtures and other improvements now or hereafter located thereon (the “Improvements”);

TOGETHER WITH, all right, title, interest and estate of Borrower now owned, or hereafter acquired, in and to the following property, rights, interests and estates (the Premises, the Improvements, and the property, rights, interests and estates hereinafter described are collectively referred to herein as the “Property”):

(a) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, rights to oil, gas, minerals, coal and other substances of any kind or character, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements; and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road, highway, alley or avenue, opened, vacated or proposed, in front of or adjoining the Premises, to the center line thereof; and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(b) all machinery, furniture, furnishings, equipment, computer software and hardware, fixtures (including all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), inventory, materials, supplies and other articles of personal property and accessions thereof, renewals and replacements thereof and substitutions therefor, and other property of every kind and nature, tangible or intangible, owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Premises or the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements (hereinafter collectively referred to as the “Equipment”), including any leases of, deposits in connection with, and proceeds of any sale or transfer of any of the foregoing, and the right, title and interest of Borrower in and to any of the Equipment that may be subject to any “security interest” as defined in the Uniform Commercial Code, as in effect in the State where the Property is located (the “UCC”), superior in lien to the lien of this Security Instrument;

(c) all awards or payments, including interest thereon, that may heretofore or hereafter be made with respect to the Premises or the Improvements, whether from the exercise of the right of eminent domain or condemnation (including any transfer made in lieu of or in anticipation of the exercise of such right), or for a change of grade, or for any other injury to or decrease in the value of the Premises or Improvements;

(d) all leases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Premises or the Improvements, including any extensions, renewals, modifications or amendments thereof (hereinafter collectively referred to as the “Leases”) and all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Premises and/or the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Premises or the Improvements, or rendering of services by Borrower or any of its agents or employees, and proceeds, if any, from business interruption or other loss of income insurance (hereinafter collectively referred to as the “Rents”), together with all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

(e) all proceeds of and any unearned premiums on any insurance policies covering the Property, including the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

(f) the right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property;

(g) all accounts (including reserve accounts), escrows, documents, instruments, chattel paper, claims, deposits and general intangibles, as the foregoing terms are defined in the UCC, and all franchises, trade names, trademarks, symbols, service marks, books, records, plans, specifications, designs, drawings, surveys, title insurance policies, permits, consents, licenses, management agreements, contract rights (including any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair or other work upon the Property), approvals, actions, refunds of real estate taxes and assessments (and any other governmental impositions related to the Property) and causes of action that now or hereafter relate to, are derived from or are used in connection with the Property, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (hereinafter collectively referred to as the “Intangibles”); and

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(h) all proceeds, products, offspring, rents and profits from any of the foregoing, including those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing.

Without limiting the generality of any of the foregoing, in the event that a case under the Bankruptcy Code is commenced by or against Borrower, pursuant to Section 552(b)(2) of the Bankruptcy Code, the security interest granted by this Security Instrument shall automatically extend to all Rents acquired by Borrower after the commencement of the case and shall constitute cash collateral under Section 363(a) of the Bankruptcy Code.

TO HAVE AND TO HOLD the Property unto Lender and its successors and assigns, forever;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Lender the Debt at the time and in the manner provided in the Loan Documents and shall well and truly abide by and comply with each and every covenant and condition set forth in the Loan Documents in a timely manner, these presents and the estate hereby granted shall cease, terminate and be void;

AND Borrower represents and warrants to and covenants and agrees with Lender as follows:

1. Payment of Debt and Incorporation of Covenants, Conditions and Agreements. Borrower shall pay the Debt at the time and in the manner provided in the Loan Documents. All the covenants, conditions and agreements contained in the Loan Documents are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein. Without limiting the generality of the foregoing, Borrower (i) agrees to insure, repair, maintain and restore damage to the Property, pay Taxes, and comply with Legal Requirements, in accordance with the Loan Agreement, and (ii) agrees that the Proceeds of Insurance and Awards for Condemnation shall be settled, held and applied in accordance with the Loan Agreement.

2. Leases and Rents.

(a) Borrower does hereby absolutely and unconditionally assign to Lender all of Borrower’s right, title and interest in all current and future Leases and Rents, it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment shall not be construed to bind Lender to the performance of any of the covenants or provisions contained in any Lease or otherwise impose any obligation upon Lender. Nevertheless, subject to the terms of this Section 2(a), Lender grants to Borrower a revocable license to operate and manage the Property and to collect the Rents subject to the requirements of the Loan Agreement (including the deposit of Rents into the Clearing Account). Upon the occurrence and during the continuance of an Event of Default, without the need for notice or demand, the license granted to Borrower herein shall automatically be revoked, and Lender shall immediately be entitled to possession of all Rents in (or required by the terms of the Loan Documents to be deposited in) the Clearing Account, the Deposit Account (including all Subaccounts thereof) and all Rents collected thereafter (including Rents past due and unpaid), whether or not Lender enters upon or takes control of the Property. Borrower hereby grants and assigns to Lender the right, at its option, upon revocation of the license granted herein, to enter upon the Property in person, by agent or by court-appointed receiver to collect the Rents. Any Rents collected after the revocation of such license may be applied toward payment of the Debt in such priority and proportions as Lender in its sole discretion shall deem proper.

(b) Borrower shall not enter into, modify, amend, cancel, terminate or renew any Lease except as provided in Section 5.9 of the Loan Agreement.

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3. Use of Property. Borrower shall not initiate, join in, acquiesce in or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property. If under applicable zoning provisions the use of the Property is or shall become a nonconforming use, Borrower shall not cause or permit such nonconforming use to be discontinued or abandoned without the consent of Lender. Borrower shall not (i) change the use of the Property, (ii) permit or suffer to occur any physical waste on or to the Property or (iii) take any steps to convert the Property to a condominium or cooperative form of ownership.

4. Transfer or Encumbrance of the Property.

(a) Borrower acknowledges that (i) Lender has examined and relied on the creditworthiness and experience of the principals of Borrower in owning and operating properties such as the Property in agreeing to make the Loan, (ii) Lender will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for the Debt, and (iii) Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt, Lender can recover the Debt by a sale of the Property. Borrower shall not sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Property or any part thereof, or suffer or permit any Transfer to occur, other than a Permitted Transfer.

(b) Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon any Transfer in violation of this Section 4. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property (and every other Transfer) regardless of whether voluntary or not. Any Transfer made in contravention of this Section 4 shall be null and void and of no force and effect. Borrower agrees to bear and shall pay or reimburse Lender on demand for all reasonable expenses (including reasonable attorneys’ fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Lender in connection with the review, approval and documentation of any Permitted Transfer, to the extent such review, approval and documentation is required pursuant to the Loan Agreement.

5. Changes in Laws Regarding Taxation. If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Property, Borrower will pay such tax, with interest and penalties thereon, if any. If Lender is advised by its counsel that the payment of such tax or interest and penalties by Borrower would be unlawful, taxable to Lender or unenforceable, or would provide the basis for a defense of usury, then Lender shall have the option, by written notice of not less than one-hundred twenty (120) days, to declare the Debt immediately due and payable.

6. No Credits on Account of the Debt. Borrower shall not claim or demand or be entitled to any credit on account of the Debt for any part of the Taxes assessed against the Property, and no deduction shall otherwise be made or claimed from the assessed value of the Property for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than one-hundred twenty (120) days, to declare the Debt immediately due and payable.

7. Further Acts, Etc. Borrower shall, at its sole cost, perform, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument, or for filing, registering or recording this Security Instrument or for facilitating the sale and transfer of the Loan and the Loan Documents in connection with a “Securitization” as described in Section 9.1 of the Loan Agreement. Upon foreclosure, the appointment of a receiver or any other relevant action, Borrower shall, at its sole cost, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including such rights and remedies available to Lender pursuant to this Section 7.

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8. Recording of Security Instrument, Etc. Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, shall cause this Security Instrument, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower shall pay all filing, registration or recording fees, all expenses incident to the preparation, execution and acknowledgment of and all federal, state, county and municipal, taxes, duties, imposts, documentary stamps, assessments and charges arising out of or in connection with the execution and delivery of, this Security Instrument, any supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, except where prohibited by law so to do. Borrower shall hold harmless and indemnify Lender, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making or recording of this Security Instrument.

9. Right to Cure Defaults. Upon the occurrence and during the continuance of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, perform the obligations in Default in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes or appear in, defend or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees and disbursements to the extent permitted by law), with interest thereon at the Default Rate for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender, shall constitute a portion of the Debt, shall be secured by this Security Instrument and the other Loan Documents and shall be due and payable to Lender upon demand.

10. Remedies.

(a) Upon the occurrence and during the continuance of any Event of Default, Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property, by Lender itself or otherwise, including the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

(i)	declare the entire Debt to be immediately due and payable;

(ii)	institute a proceeding or proceedings, judicial or nonjudicial, to the extent permitted by law, by advertisement or otherwise, for the complete foreclosure of this Security Instrument, in which case the Property may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

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(iii)	with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien of this Security Instrument for the balance of the Debt not then due;

(iv)	sell for cash or upon credit the Property and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to the power of sale, to the extent permitted by law, or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required by law;

(v)	institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in any other Loan Document;

(vi)	recover judgment on the Note either before, during or after any proceeding for the enforcement of this Security Instrument;

(vii)	apply for the appointment of a trustee, receiver, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of the Borrower or of any Person liable for the payment of the Debt;

(viii)	enforce Lender’s interest in the Leases and Rents and enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and employees therefrom, and Lender may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with the Property and conduct the business thereat; (B) complete any construction on the Property in such manner and form as Lender deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Property; (D) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive Rents; and (E) apply the receipts from the Property to the payment of the Debt, after deducting therefrom all expenses (including reasonable attorneys’ fees and disbursements) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, insurance and other charges in connection with the Property, as well as just and reasonable compensation for the services of Lender, and its counsel, agents and employees;

(ix)	require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of the Property occupied by Borrower, and require Borrower to vacate and surrender possession of the Property to Lender or to such receiver, and, in default thereof, evict Borrower by summary proceedings or otherwise; or

(x)	pursue such other rights and remedies as may be available at law or in equity or under the UCC, including the right to receive and/or establish a lock box for all Rents and proceeds from the Intangibles and any other receivables or rights to payments of Borrower relating to the Property.

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In the event of a sale, by foreclosure or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien on the remaining portion of the Property.

(b) The proceeds of any sale made under or by virtue of this Section 10, together with any other sums which then may be held by Lender under this Security Instrument, whether under the provisions of this Section 10 or otherwise, shall be applied by Lender to the payment of the Debt in such priority and proportion as Lender in its sole discretion shall deem proper.

(c) Lender may adjourn from time to time any sale by it to be made under or by virtue of this Security Instrument by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable law, Lender, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(d) Upon the completion of any sale or sales pursuant hereto, Lender, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Lender is hereby irrevocably appointed the true and lawful attorney of Borrower, which appointment is coupled with an interest, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Property and rights so sold and for that purpose Lender may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Borrower hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any sale or sales made under or by virtue of this Section 10, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Borrower in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Borrower and against any and all persons claiming or who may claim the same, or any part thereof, from, through or under Borrower.

(e) Upon any sale made under or by virtue of this Section 10, whether made under a power of sale or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Lender may bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Lender is authorized to deduct under this Security Instrument or any other Loan Document.

(f) No recovery of any judgment by Lender and no levy of an execution under any judgment upon the Property or upon any other property of Borrower shall affect in any manner or to any extent the lien of this Security Instrument upon the Property or any part thereof, or any liens, rights, powers or remedies of Lender hereunder, but such liens, rights, powers and remedies of Lender shall continue unimpaired as before.

(g) Lender may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this Section 10 at any time before the conclusion thereof, as determined in Lender’s sole discretion and without prejudice to Lender.

(h) Lender may resort to any remedies and the security given by this Security Instrument or in any other Loan Document in whole or in part, and in such portions and in such order as determined in Lender’s sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by any Loan Document. The failure of Lender to exercise any right, remedy or option provided in any Loan Document shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by any Loan Document. No acceptance by Lender of any payment after the occurrence of any Event of Default and no payment by Lender of any obligation for which Borrower is liable hereunder shall be deemed to waive or cure any Event of Default, or Borrower’s liability to pay such obligation. No sale of all or any portion of the Property, no forbearance on the part of Lender, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Lender to Borrower, shall operate to release or in any manner affect the interest of Lender in the remaining Property or the liability of Borrower to pay the Debt. No waiver by Lender shall be effective unless it is in writing and then only to the extent specifically stated. All costs and expenses of Lender in exercising its rights and remedies under this Section 10 (including reasonable attorneys’ fees and disbursements to the extent permitted by law), shall be paid by Borrower immediately upon notice from Lender, with interest at the Default Rate for the period after notice from Lender, and such costs and expenses shall constitute a portion of the Debt and shall be secured by this Security Instrument.

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(i) The interests and rights of Lender under the Loan Documents shall not be impaired by any indulgence, including (x) any renewal, extension or modification which Lender may grant with respect to any of the Debt, (y) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant with respect to the Property or any portion thereof or (z) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Debt.

11. Right of Entry. In addition to any other rights or remedies granted under this Security Instrument, Lender and its agents shall have the right to enter and inspect the Property at any reasonable time during the term of this Security Instrument. The cost of such inspections or audits shall be borne by Borrower should Lender determine that an Event of Default exists, including the cost of all follow up or additional investigations or inquiries deemed reasonably necessary by Lender. The cost of such inspections, if not paid for by Borrower following demand, may be added to the principal balance of the sums due under the Note and this Security Instrument and shall bear interest thereafter until paid at the Default Rate.

12. Security Agreement. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the UCC. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. Borrower by executing and delivering this Security Instrument has granted and hereby grants to Lender, as security for the Debt, a security interest in the Property to the full extent that the Property may be subject to the UCC (such portion of the Property so subject to the UCC being called in this Section 12 the “Collateral”). This Security Instrument shall also constitute a “fixture filing” for the purposes of the UCC. As such, this Security Instrument covers all items of the Collateral that are or are to become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Security Instrument. If an Event of Default shall occur and be continuing, Lender, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the UCC, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Lender, Borrower shall at its expense assemble the Collateral and make it available to Lender at a convenient place acceptable to Lender. Borrower shall pay to Lender within ten (10) days of written demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by Lender in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral, sent to Borrower in accordance with the provisions hereof at least ten days prior to such action, shall constitute commercially reasonable notice to Borrower. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its sole discretion shall deem proper. In the event of any change in name, identity, structure or place of incorporation, organization or formation of Borrower, Borrower shall notify Lender thereof and promptly after request shall file and record such UCC forms as are necessary to maintain the priority of Lender’s lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Lender shall require the filing or recording of additional UCC forms or continuation statements, Borrower shall, promptly after request, file and record such UCC forms or continuation statements as Lender shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Borrower’s obligations under the Loan Documents. Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements naming Lender, as secured party, and Borrower, as debtor, in connection with the Collateral covered by this Security Instrument.

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13. Actions and Proceedings. Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its sole discretion, decides should be brought to protect its or their interest in the Property. Lender shall, at its option, be subrogated to the lien of any mortgage, deed of trust or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.

14. Marshalling and Other Matters. Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every Person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all Persons to the extent permitted by applicable law. The lien of this Security Instrument shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Lender and, without limiting the generality of the foregoing, the lien hereof shall not be impaired by (i) any acceptance by Lender of any other security for any portion of the Debt, (ii) any failure, neglect or omission on the part of Lender to realize upon or protect any portion of the Debt or any collateral security therefor or (iii) any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any portion of the Debt or of any of the collateral security therefor; and Lender may foreclose, or exercise any other remedy available to Lender under other Loan Documents without first exercising or enforcing any of its remedies under this Security Instrument, and any exercise of the rights and remedies of Lender hereunder shall not in any manner impair the Debt or the liens of any other Loan Document or any of Lender’s rights and remedies thereunder.

15. Notices. All notices, consents, approvals and requests required or permitted hereunder (a “Notice”) shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or by facsimile and confirmed by facsimile answer back, in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by Notice to the other party): If to Lender: Natixis Real Estate Capital LLC, 1251 Avenue of the Americas, 36th Floor, New York, New York 10020; Attention: Real Estate Administration, Telecopier: (212) 891-6101 with copies to: Nelson Mullins Riley & Scarborough LLP, 100 North Tryon Street, 42nd Floor, Charlotte, North Carolina 28202, Attention: D. Shane Gunter, Telecopier: (704) 417-3252; if to Borrower: c/o 1430 Broadway, Suite 503, New York, New York 10018, Attention: Alexander Ludwig, Telecopier: (917) 591-8107, with a copy to: c/o Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, Attention: Samuel M. Walker, Telecopier: (917) 332-3805. A Notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery; (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (c) in the case of overnight delivery, upon the first attempted delivery on a Business Day; or (d) in the case of facsimile transmission, when sent and electronically confirmed.

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16. Inapplicable Provisions. If any term, covenant or condition of this Security Instrument is held to be invalid, illegal or unenforceable in any respect, this Security Instrument shall be construed without such provision.

17. Headings. The section headings in this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

18. Duplicate Originals. This Security Instrument may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.

19. Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form; and the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “Lender” shall mean “Lender and any subsequent holder of the Note,” the words “Property” shall include any portion of the Property and any interest therein, the word “including” means “including but not limited to” and the words “attorneys’ fees” shall include any and all reasonable attorneys’ fees, paralegal and law clerk fees, including, fees at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property and collateral and enforcing its rights hereunder.

20. Homestead. Borrower hereby waives and renounces all homestead and exemption rights provided by the Constitution and the laws of the United States and of any state, in and to the Property as against the collection of the Debt, or any part thereof.

21. Assignments. Lender shall have the right to assign or transfer its rights under this Security Instrument without limitation. Any assignee or transferee shall be entitled to all the benefits afforded Lender under this Security Instrument.

22. Waiver of Jury Trial. BORROWER AND LENDER BY ITS ACCEPTANCE HEREOF EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS SECURITY INSTRUMENT OR ANY OTHER LOAN DOCUMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION 22 IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER AND LENDER.

23. Consents. Any consent or approval by Lender in any single instance shall not be deemed or construed to be Lender’s consent or approval in any like matter arising at a subsequent date, and the failure of Lender to promptly exercise any right, power, remedy, consent or approval provided herein or at law or in equity shall not constitute or be construed as a waiver of the same nor shall Lender be estopped from exercising such right, power, remedy, consent or approval at a later date. Any consent or approval requested of and granted by Lender pursuant hereto shall be narrowly construed to be applicable only to Borrower and the matter identified in such consent or approval and no third party shall claim any benefit by reason thereof, and any such consent or approval shall not be deemed to constitute Lender a venturer or partner with Borrower nor shall privity of contract be presumed to have been established with any such third party. If Lender deems it to be in its best interest to retain assistance of persons, firms or corporations (including attorneys, title insurance companies, appraisers, engineers and surveyors) with respect to a request for consent or approval, Borrower shall reimburse Lender for all costs reasonably incurred in connection with the employment of such persons, firms or corporations.

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24. Employee Benefit Plan. During the term of this Security Instrument, unless Lender shall have previously consented in writing, (i) Borrower shall take no action that would cause it to become an “employee benefit plan” as defined in 29 C.F.R. Section 2510.3-101, or “assets of a governmental plan” subject to regulation under the state statutes, and (ii) Borrower shall not sell, assign or transfer the Property, or any portion thereof or interest therein, to any transferee that does not execute and deliver to Lender its written assumption of the obligations of this covenant. Borrower shall protect, defend, indemnify and hold Lender harmless from and against all out-of-pocket loss, cost, damage and expense (including all attorneys’ fees, excise taxes and costs of correcting any prohibited transaction or obtaining an appropriate exemption) that Lender may incur as a result of Borrower’s breach of this covenant. This covenant and indemnity shall survive the extinguishment of the lien of this Security Instrument by foreclosure or action in lieu thereof.

25. Loan Repayment and Defeasance. This Security Instrument will be satisfied and discharged of record by Lender prior to the Maturity Date only in accordance with the terms and provisions set forth in Section 2.3 of the Loan Agreement.

26. Notices of Activity and Use Limitations. Reference is hereby made to that certain (i) Notice of Activity and Use Limitation, dated September 20, 2010, recorded in Book 18472, Page 371, as affected by the Confirmatory Notice of Activity and Use Limitation, dated May 27, 2014, recorded in Book 20311, Page 345 and (ii) Notice of Activity and Use Limitation, dated September 20, 2010, recorded in Book 18472, Page 397, as affected by the Confirmatory Notice of Activity and Use Limitation, dated May 27, 2014, recorded in Book 20311, Page 329.

27. Governing Law. THIS SECURITY INSTRUMENT SHALL BE GOVERNED BY, AND BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED (WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF).

28. Exculpation. The liability of Borrower hereunder is limited pursuant to Section 10.1 of the Loan Agreement.

29. Certain Matters Relating to Property Located in the Commonwealth of Massachusetts. With respect to the Property which is located in the Commonwealth of Massachusetts, notwithstanding anything contained herein to the contrary:

(a) Statutory Power of Sale. This Security Instrument is upon the STATUTORY CONDITION and upon the further condition that all agreements of Borrower contained in this Security Instrument and the other Loan Documents be fully performed, for breach of which Lender shall have the STATUTORY POWER OF SALE. In the event of the exercise of the STATUTORY POWER OF SALE, Lender may foreclose on and sell all or any part of the Property, and thereafter Lender shall continue to have the STATUTORY POWER OF SALE so long as any portion of the Property remains subject to this Security Instrument.

[The Remainder of the Page is Intentionally Blank]

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IN WITNESS WHEREOF, Borrower has executed this Security Instrument as of the day and year first above written.

BORROWER:

PALMER-MAPLETREE LLC,
a Delaware limited liability company

By:	/s/ Alexander Ludwig
Name:	Alexander Ludwig
Title:	Manager

STATE OF NEW YORK

COUNTY OF NEW YORK

On July 20, 2015, personally appeared before me, the undersigned authority, a duly commissioned Notary Public in and for the State and County aforesaid, ALEXANDER LUDWIG, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity(ies), and that by his/her signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument. A notary public or other officer completing this acknowledgement verifies only the identity of the individual who signed the document to which this acknowledgement is attached, and not the truthfulness, accuracy, or validity of that document.

I certify under PENALTY OF PERJURY under the laws of this State that the foregoing paragraph is true and correct.

/s/ Laurie A Stockwell
Notary Public
[NOTARY SEAL]	Print Name: Laurie A Stockwell
My Commission Expires: November 17, 2018

Exhibit “A”

[Legal Description]

The following tract of land located in Palmer, Hampden County, Massachusetts, together with the buildings and improvements thereon,

BEGINNING at an iron pipe in the Northerly line of the state highway known as Route #20, locally called Wilbraham Street, at the Southwest corner of land of International Fastener Research Corporation, shown as Parcel 1 on said plan and from said point of beginning running thence N. 15° 7’ 40” W., two hundred eight and 25/100 (208.25) feet to an iron pipe; thence N. 11° 34’ W., forty and 81/100 (40.81) feet to an iron pipe; thence N. 2° 41’ W., two hundred eighty-seven and 02/100 (287.02) feet to an iron pipe; thence N. 87° 3’ 30” E. passing through the center line of a firewall between buildings numbered 50, 51 and 36 as shown on said plan, four hundred fifty-six and 02/100 (456.02) feet to another iron pipe in the Westerly line of the location of the Central Vermont Railway, Inc., all of said four boundaries being along land of said Fastener Corporation; thence In a general northerly direction by the curved line of said Railway land having a radius of one thousand four hundred seventy four and 82/100 (1,474.82) feet, an arc distance of one thousand three hundred twenty and 01/100 (1,320.01) feet to an iron pipe; thence N. 11° 28’ 45” E. by last named land, one thousand three and 75/100 (1,003.75) feet to another iron pipe at land conveyed by T.G.Y. Partnership to The Legomatic Corporation thence running S. 11° 23’ 45” E. by last named land forty-eight and 02/100 (48.02) feet to an iron pipe; thence Northwesterly by the curved line of land now of Massachusetts Turnpike Authority having a radius of four thousand seven hundred eighty 00/100 (4,780.00) feet, an arc distance of five hundred forty two and 92/100 (542.92) feet to an iron pipe opposite a station number 172 of said highway, thence Northwesterly by said turnpike about one hundred ten and 00/100 (110.00) feet to the Quaboag River, thence Generally Southeasterly and Southwesterly by said River about two thousand five hundred thirty-six and 00/100 (2,536.00) feet to an iron pipe; thence S. 86° 51” E., forty-eight and 00/100 (48.00) feet to an iron pipe; thence S. 86° 51” E., four hundred nine and 18/100 (409.18) feet to an iron pipe; thence S. 20° 41’ 10” E., fifty-five and 32/100 (55.32) feet; thence S. 2° 28’ 15” E., one hundred thirty-seven and 11/100 (137.11) feet; thence S. 2° 50’ 30” W., one hundred twenty seven and 22/100 (127.22) feet; thence S. 68° 25’ W., zero and 70/00 (.70) feet; thence S. 19° 0’ 45” E., one hundred fifty-six and 00/100 (156.00) feet; thence N. 70° 33’ 5” E., along Wilbraham Street thirty-two and 00/100 (32.00) feet to the point of beginning.